CASCADE FINANCIAL CORP. 401(k) SALARY
                     DEFERRAL AND PROFIT SHARING PLAN


                                                                     EXHIBIT 99


                CERTIFICATION OF ANNUAL REPORT ON FORM 11-K
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned are the Chief Executive Officer and the Chief Financial Officer of Cascade Financial Corporation (the Plan Sponsor). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 11-K of the Registrant for the year ended December 31, 2002.

     We certify that such Annual Report on Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 11-K Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 26, 2003


                                       /s/ Carol K. Nelson
                                       ----------------------------------------
                                       Carol K. Nelson, President and CEO


                                       /s/ Lars H. Johnson
                                       ----------------------------------------
                                       Lars H. Johnson, Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.